                      FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       SEPARATE ACCOUNT PERFORMANCE CALCULATION

                           ALLIANCE MONEY MARKET SUBACCOUNT

    The subaccount's standardized yield for the seven day period ended December 31, 1996 was computed by dividing 1 by the unit price for December 24, 1996, then multiplying this by the unit price on December 31, 1996 to get a base period return. The base period return is then multiplied by 365 days and then divided by 7. This calculation for the seven day period ended December 31, 1996 was as follows:

    ((1 / 10.369997) x 10.378671) -1 = .000836 - Base Period Return

    .000836 x (365 / 7) = .0436 or 4.36%

The compound or effective yield for this same period is calculated by taking the base period return and adding 1, raising the sum to a power equal to 365 divided by 7 and subtracting 1 from the result. This calculation for the seven day period ended December 31, 1996 was as follows:

                  365/7
    (.000836 + 1)       -1 = .0445 or 4.45%

    Date              Unit Price
    ----              ----------
    12/24/96          10.369997
    12/31/96          10.378671

                      FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       SEPARATE ACCOUNT PERFORMANCE CALCULATION

                           FEDERATED HIGH INCOME SUBACCOUNT

    The subaccount's standardized yield for the 30 day period ended December
31, 1996 was computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period in accordance with the formula prescribed by the Securities and Exchange Commission:

                          [(($14,142))                    6
               2 * {  ----------------------------  + 1]  - 1} = 8.40%
                      [((83,778 * 10.978))

                      FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       SEPARATE ACCOUNT PERFORMANCE CALCULATION

                              MFS HIGH INCOME SUBACCOUNT

    The subaccount's standardized yield for the 30 day period ended December 31, 1996 was computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period in accordance with the formula prescribed by the Securities and Exchange Commission:

                           [(($1,949))                    6
               2 * {  ----------------------------  + 1]  - 1} = 5.99%
                      [((36,197 * 10.912))

                      FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       SEPARATE ACCOUNT PERFORMANCE CALCULATION

                           MFS WORLD GOVERNMENTS SUBACCOUNT

    The subaccount's standardized yield for the 30 day period ended December
31, 1996 was computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period in accordance with the formula prescribed by the Securities and Exchange Commission:

                           [(($290))                      6
               2 * {  ----------------------------  + 1]  - 1} = 8.32%
                      [((4,084 * 10.412))

                      FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                       SEPARATE ACCOUNT PERFORMANCE CALCULATION

                          VAN ECK WORLDWIDE BOND SUBACCOUNT

    The subaccount's standardized yield for the 30 day period ended December
31, 1996 was computed by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period in accordance with the formula prescribed by the Securities and Exchange Commission:

                            [(($43))                      6
               2 * {  ----------------------------  + 1]  - 1} = 1.40%
                      [((3,565 * 10.294))